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         EXHIBIT 23.2  CONSENT OF ERNST & YOUNG LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus of Capital Holdings, Inc. for the registration of 900,000 shares of its common stock and to the incorporation by reference therein of our report dated January 15, 1999, with respect to the consolidated financial statements of Capital Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


        Detroit, Michigan
        August 24, 1999                                /s/ Ernst & Young LLP













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